Exhibit 99.1

Aditxt Appoints Corinne Pankovcin as President and Thomas J. Farley as Chief Financial Officer as Company Prepares for Global Commercialization

Richmond, VA – September 27, 2021 – Aditxt, Inc. (“Aditxt, or the “Company”). (Nasdaq: ADTX), a biotech innovation company with a mission to improve the health of the immune system, today announced key executive management changes to support its growth plans. Corinne Pankovcin, who has served as CFO of Aditxt, has been appointed as President and will work closely with the Company’s CEO, Amro Albanna, to execute Aditxt’s business strategy. Thomas J. Farley, who has served as Controller and Principal Accounting Officer of Aditxt, has been appointed as CFO.

As CFO of Aditxt since July 2020, Ms. Pankovcin, along with the Company’s CEO and executive team, has effectively managed the Company’s growth as it became publicly traded on Nasdaq. Previously, she served as CFO and Treasurer of world-class organizations including Business Development Corporation of America and Blackrock Capital Investment Corporation (Nasdaq: BKCC), as well as Managing Director of Finance at BlackRock Investment Management LLC. Prior to joining BlackRock, Ms. Pankovcin was CFO for the Global Emerging Markets products group at AIG Capital Partners. Ms. Pankovcin began her career with PricewaterhouseCoopers LLP, where she ultimately held the role of Senior Manager of Business Assurance for Consumer Products, Manufacturing, and Middle Market industries. Ms. Pankovcin earned her B.S. in Accounting from Dowling College and her Master’s Degree in Business Administration from Hofstra University. She is a Certified Public Accountant.

Serving as Controller since October 2020 and Principal Accounting Officer since March 2021 at Aditxt, Mr. Farley worked closely with Ms. Pankovcin on all aspects of public company management and SEC reporting. Prior to joining Aditxt, Mr. Farley was the Senior Controller and Treasurer of Business Development Corporation of America and was the Senior Controller of Blackrock Capital Investment Corporation (Nasdaq: BKCC). Before joining BlackRock, Mr. Farley was a Senior Controller for PineBridge Investments. He began his career with PricewaterhouseCoopers LLP. Mr. Farley earned his B.S. in Accounting from Long Island University. He is a Certified Public Accountant.

“As Aditxt grows and positions toward a global footprint, we are fortunate to have internal management talent who can move into key executive positions ready to implement our growth strategy. Corinne has proved her business acumen and effectiveness through our Nasdaq listing and beyond. As President, she’ll work closely with me on all aspects of our business’ scaleup across the board,” stated Aditxt Co-Founder, Chairman, and CEO Amro Albanna. “We are very fortunate to have Tom, who is extremely well qualified, to step into the CFO role based on his extensive experience in financial management of publicly traded companies and in auditing companies including the biopharma sector. I look forward to working with both Corinne and Tom in their new roles.”

About Aditxt:

Aditxt is developing technologies specifically focused on improving the health of the immune system through immune monitoring and reprogramming. Aditxt’s immune monitoring technology is designed to provide a personalized comprehensive profile of the immune system. Aditxt’s immune reprogramming technology is currently at the pre-clinical stage and is designed to retrain the immune system to induce tolerance with an objective of addressing rejection of transplanted organs, autoimmune diseases, and allergies. For more information, please visit: www.aditxt.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as those risks more fully discussed in the section titled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Media and Investor Relations Contact:

Aditxt, Inc.

ir@aditxt.com